As filed with the Securities and Exchange Commission on March 26, 2015
                                   Registration No. 333-_______
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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
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FORM S-8
REGISTRATION STATEMENT
under
THE SECURITIES ACT OF 1933
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ADDvantage Technologies Group, Inc.
(Exact name of issuer as specified in its charter)
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              Oklahoma                                                                                                                                    73-1351610
(State or other jurisdiction of                                                                                                                      (I.R.S. Employer
  incorporation or organization)                                                                                                                    Identification No.)

________________________

1221 E. Houston
Broken Arrow, Oklahoma                                                                                                                     74012
  (Address of Principal Executive Offices)                                                                                            (Zip Code)

2015 Incentive Stock Plan

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Scott A. Francis
ADDvantage Technologies Group, Inc.
1221 E. Houston
Broken Arrow, Oklahoma 74012
(918) 251-9121
 (Name, address and telephone number, including area code, of agent for service)

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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  (Check one):

Large accelerated filer  [  ]                                                                                     Accelerated Filer  [ ]

                  Non-accelerated filer    [  ]                                                                                     Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

=============================================================================================================================================================================================================================================================================
Title of Securities to be Registered ------------------------------------------------------------------------------------------------------ Common Stock ($.01 par value)	Amount to be Registered ------------------------------------------------------------------------------------------------------ 1,115,591**	Proposed Maximum Offering Price Per Share* ---------------------------------------------------------------------------------------- $2.32	Proposed Maximum Aggregate Offering Price* ---------------------------------------------------------------------------------------- $2,588,171	Amount of Registration Fee* ---------------------------------------------------------------------------------------- $301

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*Estimated solely for purposes of calculating the registration fee, in accordance with Rule 457(h), on the basis of the price of securities of the same class, as determined in accordance with Rule 457(c), using the average of the high and low prices for the Common Stock reported on the Nasdaq Stock Market on March 23, 2015.

** Pursuant to Rule 416 of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of Common Stock of the Company that may become issuable by reason of any stock split, stock dividend, recapitalization or other similar transaction effected without the Company’s receipt of consideration that results in an increase in the number of the Company’s outstanding shares of Common Stock.

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PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.                 PLAN INFORMATION.

The documents containing the information required by Item I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be and are not filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.  These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

ITEM 2.                 REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement, any of the other documents required to be delivered to participants in the Company’s 2015 Incentive Stock Plan (the “Plan”) pursuant to Rule 428(b), and any additional information about the Plan and its administrators are available without charge by contacting:

Scott A. Francis
 Chief Financial Officer
ADDvantage Technologies Group, Inc.
1221 East Houston
Broken Arrow, Oklahoma 74012
(918) 251-9121

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.                 INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents previously filed with the Commission by the Company for purposes of the information reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are incorporated herein by reference:

1.  The Company’s Annual Report on Form 10-K for the year ended September 30, 2014 as filed with the Commission on December 9, 2014.

2.  The Company’s Current Report on Form 8-K as filed with the Commission on January 27, 2015.

3.  The Company’s Current Report on Form 8-K as filed with the Commission on February 10, 2015.

4.  The Company’s Current Report on Form 8-K as filed with the Commission on March 6, 2015.

5.  The Company’s Quarterly Report on Form 10-Q as filed with the Commission on February 10, 2015.

6.  The description of the Company’s Common Stock contained in the Company’s Form SB-2 Registration Statement, No. 33-39902-FW, including any amendment or report filed for the purposes of updating such description.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated herein by reference will be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

ITEM 4.                 DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5.                 INTERESTS OF NAMED EXPERTS AND COUNSEL

None.

ITEM 6.                      INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 1006(B)(7) of the Oklahoma General Corporation Act authorizes the inclusion of a provision in the certificate of incorporation of an Oklahoma corporation to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director:  (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for willful or negligent conduct in paying dividends or repurchasing stock out of other than lawfully available funds; or (iv) for any transaction from which the director receives an improper personal benefit.  This provision pertains only to breaches of duty by directors in their capacity as directors (and not in any other corporate capacity, such as officers).  The Company’s Certificate of Incorporation, as amended (the “Certificate”), exonerates the Company’s directors from monetary liability to the fullest extent permitted by this statutory provision.

Section 1031 of the Oklahoma General Corporation Act authorizes an Oklahoma corporation to indemnify its officers, directors, employees or agents for attorneys’ fees and other expenses as well as judgments or amounts paid in settlement in civil cases.  The person seeking indemnification must have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation in respect to the claim made against him or her.  In criminal cases, the person seeking indemnification may be indemnified for fines and costs provided that, in addition to the foregoing standard of conduct, he or she did not have a reasonable cause to believe his or her conduct was unlawful.  Section 1031 also permits an Oklahoma corporation to indemnify its directors, officers, agents and employees for expenses and attorneys’ fees (not judgments) in actions brought by or in the right of the corporation, except that it does not permit such indemnification for any claim as to which such person is adjudged to be liable to the corporation, unless the court determines otherwise.  Section 1031 also requires an Oklahoma corporation to indemnify any director, officer, employee or agent of the corporation to the extent he or she has been successful on the merits or otherwise in defense of any action, lawsuit or proceeding, or in defense of any claim, issue or matter therein, for expenses, including attorneys’ fees, actually and reasonably incurred in connection with that defense.

In addition to such rights as they may be provided by law, the Certificate and the Bylaws of the Company, as amended, (the “Bylaws”) provide broad indemnification rights to directors, officers, employees and agents of the Company and its subsidiaries with respect to various civil and criminal liabilities and losses which may be incurred by such director, officer, agent or employee pursuant to any pending or threatened litigation or other proceedings, to the fullest extent permitted under the Oklahoma General Corporation Act.  The Company is also obligated under the Certificate and the Bylaws to advance payment of expenses incurred by directors, officers, employees and agents of the Company or its subsidiaries which are incurred by any such person in defending a proceeding brought by reason of the fact that he or she is or was a director, officer, employee or agent of the Company or its subsidiaries, provided that he or she provides an undertaking to the Company to repay any such advances if it is ultimately determined that he or she is not entitled to indemnification.  Any amendment or other modification to the Certificate or Bylaws which limits or otherwise adversely affects the rights to indemnification currently provided shall apply only to proceedings based upon actions and events occurring after such amendment and delivery of notice thereof to the indemnified parties.

The Company has entered into separate indemnification agreements with each of its directors, whereby the Company has agreed, among other things, to provide for indemnification and advancement of expenses in a manner and subject to terms and conditions similar to those set forth in the Bylaws.  No amendment to the Company’s Bylaws or Certificate or any other agreement may adversely affect the rights provided to the indemnitee under such agreements.

The Company has a standard policy of directors’ and officers’ liability insurance covering directors, officers, employees and agents of the Company and its subsidiaries with respect to liabilities incurred as a result of their service in such capacities.

ITEM 7.                 EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8.                 EXHIBITS

Exhibit No.                                                      Title

4.1(1)	2015 Incentive Stock Plan incorporated by reference from the Company’s Proxy Statement on Schedule 14A filed with the Commission on January 23, 2015 (Commission File No. 001-10799).

4.1(2)
Certificate of Incorporation of the Company and amendments thereto incorporated by reference to Exhibit 3.1 to the Annual Report on Form 10-KSB filed with the Securities and Exchange Commission by the Company on January 10, 2003 (File No. 033-39902-FW).

4.1(3)
Bylaws of the Company, as amended, incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission by the Company on December 31, 2007 (File No. 001-10799).

4.1(4)
Certificate of Designation, Preferences, Rights and Limitations of ADDvantage Media Group, Inc. Series A 5% Cumulative Convertible Preferred Stock and Series B 7% Cumulative Preferred Stock as filed with the Oklahoma Secretary of State on September 30, 1999 incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission by the Company on October 14, 1999 (File No. 033-39902-FW).

5.1                           Opinion of Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C.

23.1       Consent of HoganTaylor LLP.

23.2                         Consent of Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C.
(included in Exhibit 5.1).

24.1                         Power of Attorney (included in signatures).

ITEM 9.                 UNDERTAKINGS

(a)           The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

(i)           include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)           include any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) or the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)           If the Registrant is relying on Rule 430B:

(A)           Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

(B)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of this Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this Registration Statement relating to the securities in this Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in this Registration Statement or prospectus that is part of this Registration Statement or made in a document incorporated or deemed incorporated by reference into this Registration Statement or prospectus that is part of this Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this Registration Statement or prospectus that was part of this Registration Statement or made in any such document immediately prior to such effective date; or

(ii)           If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of this Registration Statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in this Registration Statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in this Registration Statement or prospectus that is part of this Registration Statement or made in a document incorporated or deemed incorporated by reference into this Registration Statement or prospectus that is part of this Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in this Registration Statement or prospectus that was part of this Registration Statement or made in any such document immediately prior to such date of first use.

(5)           That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)           The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)           Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and

Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Broken Arrow, State of Oklahoma on the 26th day of March, 2015.

ADDVANTAGE TECHNOLOGIES GROUP, INC.

By: /s/ Scott A. Francis
      Name: Scott A. Francis
      Title: Chief Financial Officer

POWER OF ATTORNEY

Know all men by these presents, that each person whose signature appears below constitutes and appoints Scott A. Francis, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him  and in his name, place and stead, in any and all capacities (including his or her capacity as a director or officer of ADDvantage Technologies Group, Inc.) to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ David L. Humphrey David L. Humphrey	President, Chief Executive Officer (principal executive officer) and Director	Dated: March 26, 2015
/s/ David E. Chymiak David E. Chymiak	Chief Technology Officer and Director	Dated: March 26, 2015
/s/ Scott A. Francis Scott A. Francis	Chief Financial Officer (principal financial officer)	Dated: March 26, 2015
/s/ Thomas J. Franz Thomas J. Franz	Director	Dated: March 26, 2015

/s/ Paul F. Largess Paul F. Largess	Director	Dated: March 26, 2015
/s/ James C. MGill James C. McGill	Director	Dated: March 26, 2015